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Exhibit 16 (vii) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K





Schedule for Computation     Initial
of Fund Performance Data     Invest of:    $1,000
                             Offering
Steller Insured              Price/
Tax-Free Bond Fund           Share=        $10.47

Return Since Inception
  ending 5/31/97             NAV=          $10.05

FYE:  November 30
                                           Begin                     Capital      Reinvest   Ending                    Total
DECLARED: MONTHLY            Reinvest      Period      Dividend      Gain         Price      Period      Ending        Invest
PAID:  MONTHLY               Dates         Shares      /Share        /Share       /Share     Shares      Price         Value
                             1/22/97       95.511      0.038000000   0.00000      $9.96      95.875      $10.00        $958.75
                             2/24/97       95.875      0.040000000   0.00000      $10.08     96.256      $10.03        $965.45
                             3/24/97       96.256      0.040000000   0.00000      $9.93      96.644      $9.87         $953.87
                             4/22/97       96.644      0.040000000   0.00000      $9.85      97.036      $9.91         $961.63
                             5/22/97       97.036      0.039000000   0.00000      $9.99      97.415      $10.01        $975.12




$1,000 (1+T) =               End Value
T =                          -2.49%
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